UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2007

INTERNET COMMERCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6025 The Corners Parkway, Suite 100

Norcross, Georgia  30092

(Address of Principal Executive Offices, including zip code)

(678) 533-8000

(Registrant’s Telephone Number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Effective as of March 1, 2007, Arthur R. Medici resigned from his position as Chief Operating Officer of Internet Commerce Corporation (the “Company”).   In connection with his resignation, effective as of that same date, Mr. Medici and the Company entered into an Agreement and General Release (the “Agreement”).  A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 1, 2007, Arthur R. Medici resigned from his position as Chief Operating Officer of the Company.  A copy of Mr. Medici’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 8.01               Other Events.

On March 7, 2007, the Company issued a press release announcing Mr. Medici’s resignation as Chief Operating Officer.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(d)      Exhibits.

10.1                           Agreement and General Release, effective as of March 1, 2007.

99.1                           Arthur R. Medici Resignation Letter, effective as of March 1, 2007.

99.2                           Press Release, dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Commerce Corporation

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  March 7, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Agreement and General Release, effective as of March 1, 2007.

99.1	Arthur R. Medici Resignation Letter, effective as of March 1, 2007.

99.2	Press Release, dated March 7, 2007.